UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001‑37508	27‑0395455
(Commission File No.)	(IRS Employer Identification No.)

2940 N. Highway 360

Grand Prairie, TX 75050

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 408‑1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NEOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2020, Neos Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share required for continued inclusion on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Notice”). The Notice has no effect at this time on the listing of the Company’s common stock, which will continue to trade on the Nasdaq Global Market under the symbol “NEOS”.

Under Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar day period following the date of the Notice the closing bid price of the Company’s common stock is at or above $1.00 for a minimum of 10 consecutive business days, the Company will regain compliance with the minimum bid price requirement and its common stock will continue to be eligible for listing on the Nasdaq Global Market, absent noncompliance with any other requirement for continued listing.

On April 16, 2020, Nasdaq announced it was providing temporary relief from continued listing bid price requirements through June 30, 2020. Under the relief the Company will have additional time to regain compliance with the listing bid price requirements, with the compliance period beginning July 1, 2020. As such, the compliance period for the Company will expire on December 28, 2020.

If, by December 28, 2020, the Company cannot demonstrate compliance with Nasdaq Listing Rule 5450(a)(1), it may be eligible for additional time. To qualify for additional time, the Company would be required to transfer to the Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would need to provide written notice of its intention to cure the deficiency during a second compliance period by effecting a reverse stock split, as necessary. If an application for transfer were approved, the Company would have an additional 180 calendar days to comply in order for the Company's common stock to remain listed on the Nasdaq Capital Market. If the Company is not eligible for the second compliance period, then the Staff will provide notice that the Company's securities will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel (“Panel”). The Company would remain listed pending the Panel's decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination by the Staff to the Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of the Company's common stock and consider its available options if the closing bid price of the Company's common stock remains below $1.00 per share. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement, even if it transfers to the Nasdaq Capital Market for the additional 180-day compliance period with respect to the minimum bid price requirement, or maintain compliance with the other listing requirements.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company's Form 10-Q for the quarter ended March 31, 2020, and its other periodic reports filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date: June 2, 2020	By:	/s/ Richard I. Eisenstadt
Richard I. Eisenstadt
Chief Financial Officer

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